EXHIBIT 10.13

PLUM CREEK TIMBER COMPANY, INC.
ANNUAL INCENTIVE PLAN

1.         Purposes.

                       The purposes of the Plum Creek Timber Company, Inc. Annual Incentive Plan are to provide incentives to officers and key employees to achieve the Company's financial and strategic goals; and to reward the performance of individual officers and other key employees when their performance and that of the Company meet specified objectives.

2.         Definitions.

                       The following terms, as used herein, shall have the following meanings:

    "Award" shall mean an annual incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.
    "Board" shall mean the Board of Directors of the Company.
    "Cause" shall mean (i) a Participant's conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) action by a Participant involving personal dishonesty, theft or fraud in connection with the Participant's duties as an employee of the Company or a subsidiary, or (iii) if applicable, a breach of any one or more material terms of a Participant's employment agreement with the Company.
    "Change in Control" means the occurrence of any of the following events:
    any Person is or becomes after the effective date hereof the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or
    during any period of two consecutive years (not including any period prior to the effective date hereof), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this section 2(d)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or
    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or
    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
e.    "Code" shall mean the Internal Revenue Code of 1986, as amended.
f.    "Committee" shall mean the Compensation Committee of the Board; provided, however, with respect to Awards granted to Participants who are not Executive Officers of the Company, "Committee" shall mean the President and Chief Executive Officer of the Company.
g.    "Company" shall mean Plum Creek Timber Company, Inc. and its successors.
h.    "Disability" or "Disabled" shall mean the inability of a Participant to perform substantially his or her duties and responsibilities to the Company by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Committee that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.
i.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
j.    "Executive Officer" shall mean those employees of the Company or any of its subsidiaries who are its executive officers for purposes of Section 16 of the Exchange Act.
k.    "Good Reason" shall mean, without a Participant's written consent, (i) a reduction in the Participant's titles, positions, duties and responsibilities as in effect immediately prior to a Change in Control, (ii) a reduction in the Participant's annual base salary or aggregate compensation and benefits opportunities as in effect immediately prior to a Change in Control or (iii) relocation of the Participant's principal place of employment to a location more than 35 miles from the Participant's principal place of employment immediately prior to a Change in Control.
l.    "Participant" shall mean an officer or other key employee of the Company or any of its subsidiaries who is, pursuant to Section 4 of the Plan, selected to participate herein.
m.    "Performance Goals" shall mean performance goals determined by the Committee in its sole discretion.
n.    "Performance Period" shall mean the Company's fiscal year.
o.    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
p.    "Plan" shall mean the Plum Creek Timber Company, Inc. Annual Incentive Plan.
  Administration.

                          The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                          All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

                          No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

  Eligibility.

                        Awards may be granted to officers and other key employees of the Company or any of its subsidiaries selected by the Committee in its sole discretion. In determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Participants shall be eligible to participate in any compensation deferral plan maintained by the Company with respect to Awards granted under the Plan.

5.        Terms of Awards.

    In General. The Committee shall establish with respect to a Performance Period the Performance Goals applicable to each Award, the weighting factors applicable to such Performance Goals and the amounts that the Participant is eligible to earn upon achievement of the Performance Goals for such Performance Period. Performance Goals may include a level of performance below which no payment shall be made, a performance level at which the target amount of the Award shall be made (the "Target Level"), and a performance level at which the maximum amount in respect of the Award shall be made, and the Committee may specify other performance levels at which specified percentages of the Award shall be paid. Unless otherwise provided by the Committee in connection with specified terminations of employment, or except as set forth in Section 6(f) hereof, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained.
    Time and Form of Payment. Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made, in cash, within a reasonable period after the end of the Performance Period.

6.         General Provisions.

    Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.
    Nontransferability. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.
    No Right to Continued Employment. Nothing in the Plan or in any Award granted pursuant to the Plan shall confer upon any Participant the right to continue in the employ of the Company or any of its subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate such Participant's employment.
    Withholding Taxes. The Company shall have the right to withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.
    Amendment, Termination and Duration of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan.
    Acceleration of Awards. If a Participant's employment is terminated within one year following a Change in Control (i) by the Company other than for Cause (but not by reason of death or Disability) or (ii) by the Participant with Good Reason, then, in any such case, as of the date the Participant's employment with the Company is terminated the Performance Period outstanding at the time of such Change in Control shall be deemed to have been completed, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each Performance Period) of the outstanding Award granted to the Participant for the outstanding Performance Period shall become payable in cash to the Participant within ten business days following such Change in Control.
    Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment among Participants.
    Termination of Employment. Unless otherwise provided by the Committee in connection with specified terminations of employment and except as otherwise provided in Section 6(f) above, if a Participant's employment terminates for any reason other than death or Disability prior to the payment of an Award with respect to a Performance Period, no Award shall be payable to such Participant for that Performance Period. However, should a Participant die or become disabled at any time during a Performance Period, a pro rata award may be paid based upon the Participant's number of full months of active service during the Performance Period. The Committee shall have the authority to specify the manner, if any, in which Awards will be deemed earned in the event of specified terminations of employment during a Performance Period.
    Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.
    Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Washington without giving effect to the conflict of laws principles thereof.
    Effective Date. The Plan shall take effect upon its adoption by the Board.
    Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant and an award is payable to the Participant's beneficiary pursuant to Section 6(b), the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.